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                       UNITED STATES CELLULAR CORPORATION
                            (a Delaware corporation)

                                   $650,000,000
                          Liquid Yield Option-TM- Notes
                                    Due 2015
                          (Zero Coupon -- Subordinated)
                               PURCHASE AGREEMENT

                                               ________, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Dear Sirs:

     United States Cellular Corporation, a Delaware corporation (the "Company"), confirms its agreement with you with respect to the sale by the Company and the purchase by you of $650,000,000 aggregate principal amount at maturity of the Company's Liquid Yield Option-TM- Notes due 2015 (the "LYONs"-TM-) and with respect to the grant by the Company to you of the option described in Section 2 hereof to purchase all or any part of an additional $95,000,000 aggregate principal amount at maturity of the Company's LYONs solely to cover over-allotments. The aforesaid $650,000,000 of LYONs (the "Initial Securities") and all or any part of the $95,000,000 aggregate principal amount at maturity of LYONs subject to the over-allotment option described in Section 2 hereof (the "Option Securities") are collectively referred to herein as the "Securities". The Securities are to be issued pursuant to an indenture dated as of ______ __, 1995 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee").

     The Securities are convertible into either, at the Company's option, (i) common shares, $1.00 par value per share, of the Company (the "Common Shares") at the conversion rate per $1,000 principal amount at maturity of Securities specified in the Pricing Agreement (defined below) or (ii) cash in an amount equal to the market value of the Common Shares into which the Securities are


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- -TM- Trademark of Merrill Lynch & Co., Inc.
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convertible, in either case, at any time before the close of business on the maturity date with respect to the LYONs. As of the fifth, and, if the Company so elects prior to the fifth anniversary of the initial issuance date of the Securities in accordance with the terms of the Indenture, the tenth anniversary of the initial issuance date of the Securities, holders of Securities each have the option to require the Company to purchase such Securities for a price to be paid, at the Company's option, in cash, Common Shares or publicly traded common equity securities (the "TDS Common Equity Securities") of Telephone and Data Systems, Inc. ("TDS"), or in any combination thereof, equal to the issue price of the Securities plus the accrued original issue discount thereon through the date of such purchase.

     Prior to your purchase and public offering of the Securities, you and the Company shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.



     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-58911) and a related preliminary prospectus for the registration under the Securities Act of 1933 (the "1933 Act") of the Securities and the Common Shares issuable upon the conversion of Securities at the option of holders of Securities.
The Company has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended or supplemented prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), in each case as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to you by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus",



                                       -2-
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shall refer to such revised prospectus from and after the time it is first provided to you for such use.

     The Company understands that you propose to make a public offering of the Securities as soon as you deem advisable after the Registration Statement becomes effective, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Pricing Agreement has been executed and delivered.

     SECTION 1.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company represents and warrants to you as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:



          (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Indenture conforms in all material respects to the applicable requirements of the 1939 Act and the rules and regulations of the Commission thereunder (the "1939 Act Regulations") and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement becomes effective (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Securities which differs from or supplements a prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to you for such use), at the Representation Date and at the Closing Time referred to in Section 2, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in such Registration Statement or Prospectus.



          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in


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all material respects with the requirements of the Securities Exchange Act of
1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective under the 1933 Act, at the Representation Date and at Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, if and when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (iii) The accountants who certified the Company's consolidated financial statements and supporting schedules included in or incorporated by reference into the Registration Statement are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

          (iv) The consolidated financial statements of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement present fairly the financial position and results of operations of the Company and its subsidiaries on a consolidated basis at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods involved and such financial statements have been prepared, and the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership (collectively, the "Cellular System Partnerships") incorporated by reference into the Registration Statement have been properly compiled from the amounts and notes of the underlying separate audited financial statements of the Cellular System Partnerships, in each case in compliance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be; and the supporting schedules incorporated by reference into the Registration Statement present fairly the information required to be stated therein.


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          (v)     Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business,
     (B) there have been no transactions entered into by the Company or any of its consolidated subsidiaries other than those in the ordinary course of business which are material to the Company and its consolidated subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise.

          (vii) Each consolidated subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such consolidated subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the Company owns a majority of the issued and outstanding shares of capital stock of each of its consolidated subsidiaries which are corporations and, except as described in the Prospectus, owns such capital stock and its interests in each of its consolidated subsidiaries which are not corporations, directly or through one or more consolidated subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or


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     equity, except such security interest, mortgage, pledge, lien, encumbrance, claim or equity the enforcement of which, individually or in the aggregate, would not have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise.

          (viii) The Securities to be issued and sold pursuant to this Agreement have been duly authorized, and when issued, authenticated and delivered pursuant to this Agreement, against payment of the consideration set forth in the Pricing Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, to public policy considerations and to general equity principles, and will be entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form included as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Board of Directors of the Company, and when executed and delivered by the Company and the Trustee (assuming due authorization, execution and delivery by the Trustee), will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditors' rights, to public policy considerations and to general equity principles; and the Securities and the Indenture conform to the descriptions thereof in the Prospectus.

          (ix) The Common Share Delivery Arrangement Agreement (the "Common Share Delivery Arrangement Agreement") between you and the Company has been duly authorized by the Board of Directors of the Company, and when executed and delivered by the Company and you (assuming due authorization, execution and delivery by you), will constitute a legal, valid and binding agreement enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization or other similar laws of general applicability now or hereafter in effect relating to or affecting creditor's rights, to public policy considerations and to general equity principles.

          (x) The authorized, issued and outstanding capital stock of the Company is as set forth in or incorporated by reference into the Registration Statement (except for subsequent issuances, if any, pursuant to reservations or agreements referred to in the Prospectus); all of the issued and outstanding shares of capital stock of the Company have


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     been duly authorized and validly issued and are fully paid and non-
     assessable; the capital stock of the Company, including, without limitation, the Common Shares, conforms to the description thereof included in or incorporated by reference into the Registration Statement and, except as set forth in the Prospectus, is not subject to preemptive or other similar rights.

          (xi) Upon issuance and delivery of the Securities in accordance with this Agreement, the Pricing Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for Common Shares in accordance with the terms of the Securities and the Indenture (with the Company having the election to pay cash equal to the value of the Common Shares issuable upon conversion); and the Common Shares initially issuable upon conversion of the Securities (assuming no exercise of such election by the Company) have been duly authorized and reserved for issuance, and when issued and delivered, pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

          (xii) No consents or waivers from the holders of the Company's capital stock are required to consummate the transactions contemplated hereby or by the Registration Rights Agreement (as defined below), the Common Share Delivery Arrangement Agreement or the Securities Loan Agreement (the "Securities Loan Agreement") between TDS and you or the issuance or delivery of Common Shares upon conversion of Securities; and no holders of securities of the Company have rights to the registration of such securities in connection with the registration of the Securities, the Common Shares issuable or deliverable upon conversion of Securities, sales of Common Shares borrowed pursuant to the Securities Loan Agreement or resales of Securities acquired by a Standby Share Deliverer (as defined in the Indenture) pursuant to the Common Share Delivery Arrangement Agreement.

          (xiii) Neither the Company nor any of its consolidated subsidiaries is in violation of its charter or by-laws or other documents of organization, and none of the Company or any of its consolidated subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its consolidated subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its consolidated subsidiaries is subject; the execution, delivery and performance of this Agreement, the Pricing Agreement, the Indenture, the Registration Rights Agreement (the "Registration Rights Agreement") between you, the Company and TDS and the Common Share Delivery Arrangement Agreement and the consummation of the transactions


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     contemplated herein and therein have been duly authorized by all necessary corporate action by the Company and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its consolidated subsidiaries pursuant to the terms of, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its consolidated subsidiaries is a party or by which the Company or any of them may be bound, or to which any property or assets of the Company or any of its consolidated subsidiaries is subject; nor will such action result in a violation of the provisions of the charter or by-laws of the Company or any applicable law, rule, regulation, judgment, order or administrative or court decree; nor will such action conflict with or have an adverse effect on any of the certificates, authorities, licenses or permits of the Company or any of its consolidated subsidiaries that enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its consolidated subsidiaries considered as one enterprise.

          (xiv) No labor dispute with the employees of the Company or any of its consolidated subsidiaries exists or, to the knowledge of the Company, is imminent which would materially adversely affect the business operations of the Company and its consolidated subsidiaries considered as one enterprise.

          (xv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its consolidated subsidiaries which is required to be disclosed in or incorporated by reference into the Registration Statement or, except, in the case of (A) and (B) below, as disclosed in the Prospectus, which might (A) result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise,
     (B) materially and adversely affect the properties or assets of the Company, and its consolidated subsidiaries, considered as one enterprise, or (C) materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Indenture, the Common Share Delivery Arrangement Agreement or the Registration Rights Agreement; all pending legal or governmental proceedings to which the Company any of its consolidated subsidiaries is a party or of which any of their respective property is the subject which are not described in or incorporated by reference into the Registration Statement, including ordinary routine litigation incidental to the

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     business, are, considered in the aggregate, not material to the Company and its consolidated subsidiaries considered as one enterprise; and there are no contracts or documents of the Company or any of its consolidated subsidiaries which are required to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed or incorporated by reference.

          (xvi) The Company and its consolidated subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information), systems or procedures, trademarks, service marks and trade names currently employed by them in connection with the business now operated by them and neither the Company nor any of its consolidated subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise.

          (xvii) No consent, approval or authorization of any court or governmental authority or agency is necessary in connection with the sale of the Securities by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, the Pricing Agreement, the Indenture, the Registration Rights Agreement or the Common Share Delivery Arrangement Agreement, except as may be required under the 1933 Act or 1933 Act Regulations, the 1934 Act or 1934 Act Regulations, the 1939 Act or state securities laws.

          (xviii) All taxes and fees required to be paid with respect to the execution of the Indenture and the issuance of the Securities have been paid.

          (xix) The Company and its consolidated subsidiaries possess such certificates, authorities, licenses or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and, except as disclosed in the Registration Statement or the documents incorporated by reference therein, none of the Company or any of its consolidated subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of any unfavorable

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     decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries considered as one enterprise.

          (xx) The Company has complied and will comply with the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

     (b) Any certificate signed by any officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

     SECTION 2.   SALE AND DELIVERY TO THE UNDERWRITER; CLOSING.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to you and you agree to purchase from the Company, at the purchase price per $1,000 principal amount at maturity set forth in the Pricing Agreement, the Initial Securities.

     In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth and the delivery and payment for the Initial Securities pursuant to this Agreement, the Company hereby grants an option to you to purchase from it any or all of the Option Securities (in multiples of $1,000 principal amount at maturity) at the same price per $1,000 principal amount at maturity as is to be paid by you for the Initial Securities, plus, in the case of the Option Securities, accrued Original Issue Discount, if any, from the Closing Time to the Date of Delivery (as defined below). The option hereby granted will expire automatically 30 days after the date the Registration Statement becomes effective or 30 days after the date of the Pricing Agreement, whichever is later, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by you to the Company setting forth the number of Option Securities as to which you are then exercising the option and the time, date and place of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you but shall not be later than seven full business days after the exercise of such option, nor in any event before Closing Time, unless otherwise agreed upon by you and the Company.

     If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per $1,000 principal

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amount at maturity to be paid by you for the Securities shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between you and the Company. The initial public offering price per $1,000 principal amount at maturity of the Securities shall be a fixed price to be determined by agreement between you and the Company. The initial public offering price and the purchase price, when so determined, shall be set forth in the Pricing Agreement. If such prices have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth (or, if the effective date of the Registration Statement is on or after June 7, 1995, the fourteenth) business day following the date of this Agreement, this Agreement shall terminate forthwith without liability of any party to any other party, unless otherwise agreed to by you and the Company, except as otherwise provided in
Section 4 hereof. If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price and the purchase price per $1,000 principal amount at maturity to be paid by you for the Securities have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed by the Company before the Registration Statement becomes effective.





     (b) Payment of the purchase price for the Initial Securities shall be made at the office of Merrill Lynch & Co., 5500 Sears Tower, Chicago, Illinois 60606, and delivery of the certificates for the Initial Securities shall be made against payment therefor at the office of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, or (in either case) at such other place or places as shall be agreed upon by you and the Company, at 11:00 A.M. on the third (or, if the Pricing Agreement is executed after 4:30 p.m. Eastern time, the fourth) business day following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the third (or, if the Pricing Agreement is executed after 4:30 p.m. Eastern time, the fourth) business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called "Closing Time"). In addition, if you purchase any or all of the Option Securities, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at your offices as set forth above, or at such other place as shall be agreed upon by you and the Company, on each Date of Delivery as specified in the notice from you to the Company. Payment for Securities purchased by you shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery to you for your account of certificates for the purchased Securities.



     (c) Certificates for the purchased Securities shall be in such denominations and registered in such names as you may request in writing at least two business days before Closing Time or the Date of Delivery, as the case may be. The certificates for the purchased Securities will be made available for examination and packaging by you not later than 11:00 A.M. on the last business day prior to Closing Time or the Date of Delivery, as the case may be, at the offices of Depository Trust Company, 55 Water Street, New York, New York.

     SECTION 3.   COVENANTS.  The Company covenants with you as follows:

     (a) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission in respect of the Registration Statement or the documents incorporated by reference therein, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the receipt from the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus, or the initiation of any proceedings for any such purpose, and (v) of the receipt of notice of suspension of the qualification of the Securities or the Common Shares issuable upon conversion of Securities, for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification, and, in the event of the issuance of a stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give you notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by you in connection with the offering of the Securities which differs from the prospectus on file with the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act or the 1934 Act, will furnish to you copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or your counsel shall reasonably object.

     (c) The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the

Prospectus for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

     (d) The Company will deliver to you as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and, if applicable, documents incorporated by reference into the Prospectus pursuant to
Item 12 of Form S-3 under the 1933 Act) as you may reasonably request and will also deliver to you as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as you may reasonably request.

     (e) The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

     (f) If any event shall occur as a result of which it is necessary, in the reasonable opinion of your counsel or in the judgment of the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to your counsel) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and the Company will furnish to you a reasonable number of copies of such amendment or supplement.

     (g) The Company will endeavor, in cooperation with you, to qualify the Securities and the Common Shares issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities or such Common Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required to complete such distribution of such securities.

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning after the "effective date" (as defined in said Rule 158) of the Registration Statement but not later than the first day of the Company's fiscal quarter next following the "effective date" of the Registration Statement.

     (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

     (j) The Company will make generally available to its security holders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and changes in financial position of the Company and its consolidated subsidiaries and such other financial statements as are required by the 1934 Act Regulations, in each case, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first of such fiscal quarters ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter.

     (k) For a period of three years, the Company will furnish to you copies of all reports and communications delivered to its stockholders as a class and copies of all reports (excluding exhibits) filed with the Commission on Forms 8-K, 10-Q and 10-K.



     (l) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then, immediately following the execution of the Pricing Agreement, the Company will prepare and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.





     (m) If the Company has elected to rely upon Rule 430A or Rule 434, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) under the 1933 Act was actually received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.



     (n) The Company will not contract to sell or announce or make any offering, sale or other disposition of any debt securities of the Company having a maturity greater than one year during the period beginning from the date of this Agreement and continuing through the earlier of the termination of trading restrictions with respect to the Securities, as notified to the Company by you, or Closing Time except for (i) proposed issues of debt securities with respect to which the Company shall have advised you in writing prior to the execution hereof, (ii) debt incurred under the Revolving Credit Agreement, as amended as of the date hereof, between the Company and TDS or the Amended and Restated Term Loan Agreement between NTFC Capital Corporation and the Company dated December 22, 1994, in each case in the form in effect on the date hereof and described in the Prospectus and (iii) such other debt securities with respect to which you have given your prior written consent.

     (o) The Company will not contract to sell or announce or make any offering, sale or other disposition of any securities similar to the Securities, any Common Shares or any Series A Common Shares, $1.00 par value per share, of the Company (the "Series A Common Shares") or any securities convertible into or exercisable or exchangeable for such securities, Common Shares or Series A Common Shares, nor will the Company sell or grant options, rights or warrants with respect to any securities similar to the Securities, any Common Shares or any Series A Common Shares or any securities convertible into or exercisable or exchangeable for such securities, Common Shares or Series A Common Shares, except Common Shares issuable upon the conversion of the Securities, Common Shares issued or sold pursuant to existing employee benefit plans and dividend reinvestment plans, Common Shares issued upon exercise of currently outstanding options or warrants, or Common Shares in connection with acquisitions of interests in cellular licenses or systems, in each case during a period of 90 days after the date of the Pricing Agreement, without your prior written consent.

     (p) The Company will use its best efforts to effect the listing of the Securities and the Common Shares issued upon conversion of Securities on the American Stock Exchange and to cause the Securities to be registered under the 1934 Act.

     (q) The Company will reserve and keep available at all times, Common Shares for the purpose of enabling the Company to satisfy any obligations to issue Common Shares upon conversion of Securities (assuming no exercise of the Company's election to pay cash in lieu of delivering Common Shares upon conversions) and such Common Shares when issued for such purpose will not be subject to nor violate any preemptive rights or other rights to subscribe for Common Shares.

     SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement and the Pricing Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement, the Pricing Agreement and the Indenture, (iii) the preparation, issuance and delivery to you of the certificates for the Securities, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Securities and the Common Shares issuable upon conversion of Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of the Blue Sky surveys, (vi) the printing and delivery to you of copies of the Registration Statement as originally filed and of each amendment thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to you of copies of the Blue Sky surveys, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, (ix) any fees payable in connection with the rating of the Securities, (x) the fee of the National Association of Securities Dealers, Inc. and (xi) the fees and expenses incurred in connection with the listing of the Securities, and the Common Shares into which the Securities are convertible, on the American Stock Exchange.

     If this Agreement is terminated by you in accordance with the provisions of
Section 5 or Section 9(a)(i), the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of your counsel.

     SECTION 5. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. Your obligations hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of its obligations hereunder, and to the following further conditions:



     (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with your consent, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by you; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A or Rule 434 of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A or Rule 434 shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to Closing Time the Company shall have provided evidence satisfactory to you of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.



     (b)  At Closing Time, you shall have received:

          (1) The opinion, dated as of Closing Time, of Sidley & Austin, counsel for the Company, in form and substance reasonably satisfactory to your counsel, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (iii) To the knowledge of such counsel, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise.

                  (iv) Each of United States Cellular Operating Company ("USCOC") and United States Cellular Investment Company ("USCIC" and, together with USCOC, the "Direct Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and, to the knowledge of such counsel, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse affect on the Company and its consolidated subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each of the Direct Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable and all of such capital stock is owned of record by the Company free and clear, to such counsel's knowledge, of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  (v) The Initial Securities or Option Securities, as the case may be, to be issued and sold by the Company pursuant to this Agreement have been duly authorized by the requisite corporate action on the part of the Company, and the Securities, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you as provided in this Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Securities and the Indenture conform as to legal matters in all material respects to the descriptions thereof in the Prospectus.

                  (vi) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); the Indenture has been duly qualified under the 1939 Act.

                  (vii) The Common Share Delivery Arrangement Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) public policy considerations and
          (3) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (viii) The Company has authorized capital stock as set forth in or incorporated by reference into the Registration Statement; to the knowledge of such counsel, all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the capital stock of the Company, including, without limitation, the Common Shares, conforms as to legal matters in all material respects to the descriptions thereof included in or incorporated by reference into the Prospectus.

                  (ix) Upon issuance and delivery of the Securities in accordance with this Agreement, the Pricing Agreement and the Indenture, the Securities shall be convertible at the option of the holder thereof into Common Shares in accordance with the terms of the Securities and the Indenture (with the Company having the election to pay cash equal to the value of the Common Shares deliverable upon conversion); and the Common Shares initially issuable upon conversion of the Securities (assuming no exercise of such election to pay cash by the Company) have been duly authorized and reserved for issuance and, when issued and delivered pursuant to the terms of the Indenture, will be validly issued, fully paid and non-assessable.

                  (x) This Agreement, the Pricing Agreement and the Registration Rights Agreement have each been duly authorized, executed and delivered by the Company; and the Registration Rights Agreement, the Securities Loan Agreement and the Securities Loan Termination Agreement (the "Securities Loan Termination Agreement") among you,
          TDS and Harris Trust and Savings Bank have each been duly authorized, executed and delivered by TDS.

                  (xi) The Registration Statement is effective under the 1933 Act, and to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                  (xii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement and the Prospectus (other than the financial statements, financial data and supporting schedules included therein and the Included Specified Information, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. As used in such opinion, "Included Specified Information" shall mean the following information contained in the Prospectus: (1) the information under the captions "Summary Operating Data," "Summary Consolidated Financial Information" and "Capitalization," (2) the table summarizing the Company's markets and consolidated operations under the caption "The Company's Operations," (3) the table of the Company's cellular interests under the caption "The Company's Cellular Interests" and (4) the table summarizing the Company's major service areas under the caption "Customers and System Usage."

                  (xiii) The documents incorporated by reference into the Prospectus (other than the financial statements, financial data and supporting schedules included therein and the Incorporated Specified Information, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations. As used in such opinion, "Incorporated Specified Information" shall mean the following information incorporated by reference into the Prospectus from Part I, Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994: (1) the table summarizing the status of the Company's interests in cellular markets at December 31, 1994 under the caption "The Company,"
          (2) the table under the caption "The Company's Cellular Interests,"
          (3) the table summarizing certain information about customer and market penetration in the Company's managed operations under the caption "Customers and System Usage" and (4) the table summarizing certain information by operating cluster under the caption "Customers and System Usage."

                  (xiv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein or incorporated by reference therein.

                  (xv) The information in the Registration Statement under "Description of LYONs", "Description of Capital Stock" and "Certain Tax Aspects", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                  (xvi) To such counsel's knowledge, (1) there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto which are not described or filed as required and (2) such descriptions are correct in all material respects.

                  (xvii) No consent, approval, authorization or order of, or registration or qualification with, any court or governmental authority or agency is required in connection with the issuance and sale of the Securities or the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Common Share Delivery Arrangement Agreement, the Securities Loan Agreement or the Securities Loan Termination Agreement, except (1) the registration under the 1933
          Act of the Securities,
          the Common Shares issuable upon conversion of Securities, the sale of Common Shares borrowed by you pursuant to the Securities Loan Agreement, the delivery of Common Shares in connection with Common Share Delivery Arrangements (as defined in the Indenture) and the sale of Securities acquired by a Standby Share Deliverer (as defined in the Indenture) pursuant to any such Common Share Delivery Arrangement, (2) registration under the 1934 Act of the Securities, (3) the qualification of the Indenture under the 1939 Act and (4) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by you, the issuance of Common Shares upon conversion of any of the Securities, the sale of Common Shares borrowed by you pursuant to the Securities Loan Agreement, the delivery of Common Shares in connection with Common Share Delivery Arrangements and the sale of Securities acquired by a Standby Share Deliverer pursuant to any such Common Share Delivery Arrangement.



                  (xviii) To such counsel's knowledge, no consents or waivers from the holders of the Company's capital stock are required to consummate the transactions contemplated hereby or by the Registration Rights Agreement, the Common Share Delivery Arrangement Agreement, the Securities Loan Agreement or the Securities Loan Termination Agreement or the issuance or delivery of Common Shares upon conversion of Securities, other than such consents and waivers as have been obtained; and no holders of securities of the Company have rights to the registration of such securities in connection with the registration of the Securities, the Common Shares issuable or deliverable upon conversion of Securities, sales of Common Shares borrowed pursuant to the Securities Loan Agreement or resales of Securities acquired by a Standby Share Deliverer (as defined in the Indenture) pursuant to the Common Share Delivery Arrangement Agreement, other than such rights as have been waived.





                  (xix) The execution and delivery of this Agreement, the Pricing Agreement, the Indenture, the Common Share Delivery Arrangement Agreement and the Registration Rights Agreement, the issuance of the Initial Securities or the Option Securities, as the case may be, the issuance of Common Shares upon the purchase of any of the Securities by the Company at the option of holders of Securities, the issuance of Common Shares upon conversion of any of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, the Pricing Agreement, the Common Share Delivery Arrangement Agreement and the Registration Rights Agreement and the consummation of the transactions herein or therein contemplated do not and will not constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or, to such counsel's knowledge, any of the Company's consolidated subsidiaries pursuant to the terms of, (1) the Certificate of Incorporation or by-laws of the Company, (2) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument of which such counsel has knowledge, to which the Company or any of the Company's consolidated subsidiaries is a party or by which the Company or any of the Company's consolidated subsidiaries may be bound, or to which any property or assets of the Company or any of the Company's consolidated subsidiaries is subject, or (3) to such counsel's knowledge, any currently applicable law, rule, regulation, judgment, order or administrative or court decree.



     Such opinion of Sidley & Austin shall additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at such time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable, but excluding the financial statements, financial data and supporting schedules included or incorporated by reference therein, the Included Specified Information and the Incorporated Specified Information, as to which no belief need be expressed) at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements, financial data and supporting schedules included or incorporated by reference therein, the Included Specified Information and the Incorporated Specified Information, as to which no belief need be expressed) at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is provided to you for such use) or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



     Such opinion shall be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America (other than the Communications

Act of 1934, as amended (the "Communications Act"), and the rules and regulations thereunder.)

          (2) The opinion, dated as of Closing Time, of Koteen and Naftalin, special counsel to the Company, in form and substance reasonably satisfactory to your counsel, to the effect that:

                  (i) No consent, approval, authorization or order of, or registration or qualification with, the Federal Communications Commission (the "FCC") is required in connection with the issuance and sale of Securities or the consummation of the transactions contemplated by this Agreement, the Pricing Agreement, the Registration Rights Agreement, the Common Share Delivery Arrangement Agreement or the Securities Loan Agreement, except to the extent, if any, that ownership of a given number of Common Shares, whether or not acquired pursuant to any of the agreements identified above, would be inconsistent with (a) limitations on alien ownership and/or cross interests (i.e., ownership or control of competing cellular or Personal Communications Services ("PCS") systems serving the same general area) contained in the Communications Act or a rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder and now in effect, or (b) some future provision or provisions of the Communications Act or a rule, regulation, judgment, order or court decree issued, enacted or promulgated thereunder.

                  (ii) The execution and delivery of this Agreement, the Pricing Agreement, the Indenture, the Common Share Delivery Arrangement Agreement and the Registration Rights Agreement, the issuance of the Initial Securities or the Option Securities, as the case may be, the issuance of Common Shares upon the purchase of any of the Securities by the Company at the option of holders of Securities, the issuance of Common Shares upon conversion of any of the Securities, the acquisition and delivery by the Company of the TDS Common Equity Securities upon the purchase of any of the Securities by the Company at the option of holders of Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, the Pricing Agreement, the Common Share Delivery Arrangement Agreement and the Registration Rights Agreement and the consummation of the transactions herein or therein contemplated do not and will not, to such counsel's knowledge, conflict with or result in any violation of, or the creation of any lien, charge or encumbrance upon, the property or assets of the Company or, to such counsel's knowledge, its consolidated subsidiaries, under the Communications Act or any rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder; neither will any such action conflict with or have a material adverse effect on any of the certificates, authorities, licenses or permits, if any, issued or to be issued by the FCC to the Company or, to such counsel's knowledge, any of the Company's consolidated subsidiaries that enable them to carry on the business and operations now operated by them and which are material to the business of the Company and its consolidated subsidiaries considered as one enterprise, except to the extent, if any, that ownership of a given number of Common Shares, whether or not acquired pursuant to any of the agreements identified above, would be inconsistent with (a) limitations on alien ownership and/or cross interests (i.e., ownership or control of competing cellular or PCS Systems serving the same general area) contained in the Communications Act or a rule, regulation, judgment, order or administrative or court decree issued, enacted or promulgated thereunder and now in effect, or (b) some future provision or provisions of the Communications Act or a rule, regulation, judgment, order or court decree issued, enacted or promulgated thereunder.

          (3) The opinion, dated as of Closing Time, of Mayer, Brown & Platt, your counsel, with respect to the matters set forth in item (i) (insofar as it relates to the existence and good standing of the Company),
     (v), (vi), (vii) and (viii) (insofar as item (viii) relates to the conformity of the capital stock of the Company to the description thereof included in or incorporated by reference into the Prospectus) and (ix) through (xii), inclusive, of subsection (b)(1) of this Section, as well as in the last paragraph of subsection (b)(1) of this Section.

     (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman, President or Vice President-Finance of the Company and of the Controller or Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change with respect to the Company and its subsidiaries considered as one enterprise, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been received by the Company or, to the Company's knowledge, issued and, to the Company's knowledge, no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

     (d) At the time of the execution of this Agreement, you shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to you, to the effect that:

          (i) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and no information concerning their relationship with or interest in the Company and its consolidated subsidiaries is required by Item 10 of the Registration Statement;

          (ii) it is their opinion that (i) the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and covered by their opinions therein comply, and
     (ii) the combined financial statements of the Cellular System Partnerships incorporated by reference into the Registration Statement have been properly compiled from the amounts and notes of the underlying separate audited financial statements of the Cellular System Partnerships so as to comply, in each case as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations;

          (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules, if any, of the Company and its consolidated subsidiaries included in or incorporated by reference into the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the 1934 Act Regulations, as the case may be, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in or incorporated by reference into the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per share set forth following "Summary Consolidated Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements incorporated by reference in the

     Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its consolidated subsidiaries as compared with the amounts shown in the March 31, 1995, balance sheet incorporated by reference into the Registration Statement or, during the period from April 1, 1995, to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, operating income or operating cash flow of the Company and its consolidated subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

          (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its consolidated subsidiaries identified in such letter.

     (e) At Closing Time, you shall have received from Arthur Andersen LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (f) At Closing Time your counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities, as contemplated herein, and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and with respect to the Common Shares or TDS Common Equity Securities issuable upon the purchase of Securities by the Company at the option of holders of Securities and the Common Shares issuable upon conversion of Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and your counsel.

     (g) In the event you exercise your option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

          (1) A certificate, dated such Date of Delivery, of the Chairman or President of the Company and of the Controller or Treasurer of the Company confirming that the certificate of the officers of the Company delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

          (2) The opinion of Sidley & Austin, counsel for the Company, in form and substance reasonably satisfactory to your counsel, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(1) hereof.

          (3) The opinion of Koteen & Naftalin, special counsel for the Company, in form and substance reasonably satisfactory to your counsel, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(2) hereof.

          (4) The opinion of your counsel, Mayer, Brown & Platt, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(3) hereof.

          (5) A letter from Arthur Andersen LLP, in form and substance reasonably satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to you pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(g)(5) shall be a date not more than five days prior to such Date of Delivery.

     (h) At the time of the execution of this Agreement, you shall have received a letter from TDS, addressed to you and in form and substance satisfactory to you, confirming that (i) other than pursuant to the Securities Loan Agreement, TDS will not sell, contract to sell or announce or make any offering, sale or other disposition of any Common Shares or any Series A Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series A Common Shares, nor will it sell or grant options, rights or warrants with respect to any Common Shares or any Series A Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or Series A Common Shares, in each case during a period of 90 days after the date of the Pricing Agreement, without your prior written consent,
(ii) the Securities Loan Agreement and the Registration Rights Agreement and the transactions contemplated therein have been duly authorized by all necessary corporate action of TDS, and (iii) TDS has waived and has not transferred any of its rights permitting it to subscribe for or purchase Securities upon issuance of the Securities or for Common Shares upon conversions of Securities and has waived its rights permitting it to transfer any rights it may have to subscribe for Common Shares upon the purchases of Securities by the Company at the option of holders of Securities for (in whole or in part), at the option of the Company, Common Shares.

     (i) At the time of the execution of this Agreement, you shall have received a letter from S.A. Coditel, Coditel Brabant S.A. and Codiservices S.A. (collectively, "Coditel"), addressed to you and in form and substance satisfactory to you, confirming that they have waived all of their rights permitting them to subscribe for or purchase Securities upon issuance of the Securities or Common Shares upon conversion of Securities, and that Coditel has not transferred any of such rights.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement and the Pricing Agreement may be terminated by you by notice to the Company at any time at or prior to Closing Time or the applicable Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4.

     SECTION 6.   INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the indemnifying party; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (A) this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (B) this indemnity agreement, with respect to any preliminary prospectus, does not apply to any loss, liability, claim, damage or expense if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto to you) was not sent or given by or on behalf of you to the person asserting any such loss, liability, claim, damage or expense if such is required by law at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim, damage or expense.

     (b) You agree to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and you shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and you, as incurred, in such proportions that you are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same right to contribution as you, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to you.

     SECTION 9.   TERMINATION OF AGREEMENT.

     (a) You may terminate this Agreement and the Pricing Agreement by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the

Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, in each case, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis, the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Shares has been suspended by the Commission, (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, or any such organization shall have announced publicly that it has placed any of such debt securities on what is commonly termed a "watch list" for possible downgrading, or (v) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. As used in this
Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at Merrill Lynch & Co., 5500 Sears Tower, Chicago, Illinois 60606, attention of Steven R. Jackson; notices to the Company shall be directed to it at United States Cellular Corporation, 8410 West Bryn Mawr, Suite 7000, Chicago, Illinois 60631-3486; Attention: President.

     SECTION 11. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon you, the Company, and your and the Company's respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than you, the Company and your and the Company's respective successors and the controlling persons and officers and directors referred to in Sections 6, 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained.

This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of you, the Company and your and the Company's respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from you shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. GOVERNING LAW AND TIME. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              UNITED STATES CELLULAR CORPORATION



                              By
                                 ---------------------------------
                              Title:



CONFIRMED AND ACCEPTED,
  as of the date first above written:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By
   -------------------------






                       [Purchase Agreement for the LYONs]

                       UNITED STATES CELLULAR CORPORATION

                                  $650,000,000
                          Liquid Yield Option-TM- Notes
                                    Due 2015
                          (Zero Coupon -- Subordinated)

                                PRICING AGREEMENT


                                                              ____________, 1995



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1305

Dear Sirs:

     Reference is made to the Purchase Agreement, dated ____________, 1995 (the "Purchase Agreement"), relating to the purchase by you of the above Liquid Yield Option Notes (the "Initial Securities"), of United States Cellular Corporation (the "Company").

     Pursuant to Section 2 of the Purchase Agreement, the Company agrees with you as follows:

     1. The initial public offering price per $1,000 principal amount at maturity of the Initial Securities, determined as provided in such Section 2, shall be $______.

     2. The Securities shall be convertible into common shares, $1.00 par value per share, of the Company ("Common Shares") at an initial rate of ______ Common Shares per $1,000 principal amount at maturity of Securities; provided, however, that the Company may elect to pay cash equal to the value of the Common Shares into which the Initial Securities are convertible in lieu of delivering such Common Shares upon conversion.


- ------------------------

- -TM- Trademark of Merrill Lynch & Co., Inc.

     3. Prior to ____________, 2000, the Securities will not be redeemable by the Company. Beginning on ____________, 2000, the Securities will be redeemable by the Company for cash at any time in whole, or from time to time in part, at redemption prices equal to the issue price thereof plus accrued original issue discount through the date of redemption.

     4. The purchase price per $1,000 principal amount at maturity of Initial Securities to be paid by you shall be $______, being an amount equal to the initial public offering price set forth above, less $____ per $1,000 principal amount at maturity of Initial Securities.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between you and the Company in accordance with its terms.

                             Very truly yours,

                             UNITED STATES CELLULAR CORPORATION



                             By
                               ----------------------------------
                             Title:

CONFIRMED AND ACCEPTED,
  as of the date first
  above written:


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By
  --------------------------



                       [Purchase Agreement for the LYONs]


                                       -2-